DUSSAULT APPAREL INC.

8010 Melrose Avenue

Los Angeles, CA 90046-7010

July 19, 2007

Dussault Jeans Inc.

3742 West 10th Avenue

Vancouver, BC V6R 2G4

Attention: Jason Dussault

Dear Sirs:

Re:        Bridge Loan

This letter will serve to confirm our agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we have agreed to loan US$2.6 million (the “Loan”) to Dussault Jeans Inc. (“Dussault Jeans”), of which US$1.3 million has previously been provided by way of payment directly from us to Dussault Jeans creditors, on the following terms and conditions in order to facilitate exploring a further investment or purchase of Dussault Jeans by Dussault Apparel Inc. (the “Transaction”):

1.	The principal amount of the Loan, shall be due and payable on December 31, 2008 (the “Maturity Date”).
2.	The Loan shall bear interest at the rate of 6% per annum, payable on the Maturity Date.
3.	The Dussault Jeans may repay any or all outstanding amounts of principal and interest at any time, without penalty.
4.	Except as otherwise agreed to in writing between the parties, Dussault Jeans agrees that for a period from the date of this Agreement until the earliest of:
(a)	the Maturity Date; or
(b)	the date that a Transaction is consummated between the parties hereto,

other than in connection with a Transaction mutually agreed to by the parties hereto (a “Permitted Transaction”), Dussault Jeans and its Representatives will not, directly or indirectly:

(c)

acquire, by purchase or otherwise and whether individually or jointly or in concert with any other person, any of the outstanding securities or direct or indirect rights to acquire any securities of the other party;

(d)	offer to purchase all or any part of the outstanding securities of the other party;
(e)	offer to sell all or any part of Dussault Jeans’ securities to the other party;

(f)	in any way solicit proxies to vote, or seek to advise or influence any person or entity with respect to the voting of, any securities of the other party;
(g)	otherwise act, alone or in concert with others, to seek to control the management, board of directors or policies of the other party;
(h)

contact or otherwise communicate with any shareholder of the other party with a view to discussing any direct or indirect purchase of securities of the other party, other than by, or subsequent to, the delivery of a takeover bid circular, proxy circular or similar disclosure document to all shareholders of the other party pursuant to a Permitted Transaction.

5.

“Representatives” of Dussault Jeans means the directors, employees, affiliates, subsidiaries, shareholders, advisors, agents and representatives of Dussault Jeans, and shall also include directors and employees of the affiliates, subsidiaries and shareholders of Dussault Jeans.

6.	The obligations of Dussault Jeans will be evidenced by a promissory note in the form attached hereto.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your early convenience.

Yours truly,

DUSSAULT APPAREL INC.

Per:	/s/ Jason Dussault
Authorized Signatory

Acknowledged and agreed to this 19 day of July, 2007 by:

DUSSAULT JEANS INC.

Per:	/s/ Robert Mintak
Authorized Signatory

PROMISSORY NOTE

US$2,600,000	July 19, 2007

DUSSAULT APPAREL INC.

8010 Melrose Avenue

Los Angeles, CA 90046-7010

FOR VALUE RECEIVED, Dussault Jeans Inc. (“Dussault Jeans”) promises to pay to the order of Dussault Apparel Inc. (the “Lender”) the Principal Sum of $2,600,000 in lawful currency of the United States of America (the “Principal Sum”).

It is understood and agreed that Dussault Jeans shall pay to the Lender all of the principal and accrued interest evidenced by this Promissory Note on December 31, 2008.

The Principal Sum or such amount as shall remain outstanding from time to time shall bear interest thereon, calculated annually, not in advance, at a rate of six (6%) percent per annum commencing on the day the Principal Sum is advanced by the Lender to Dussault Jeans and shall be payable on maturity. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between the undersigned and the Lender dated as July 19, 2007.

The undersigned shall have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

DUSSAULT JEANS INC.
/s/ Robert Mintak
Signature
Robert Mintak, President
Name of Signatory and Title

CW1327765.1